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                                   EXHIBIT A

                      THIS NOTE HAS NOT BEEN REGISTERED UNDER
                  THE SECURITIES ACT OF 1933, AS AMENDED, OR
                  ANY STATE SECURITIES LAWS. THIS NOTE MAY NOT
                  BE PLEDGED, SOLD, OFFERED FOR SALE,
                  TRANSFERRED, OR OTHERWISE DISPOSED OF UNTIL
                  THE HOLDER HEREOF PROVIDES INFORMATION
                  SATISFACTORY TO THE ISSUER (WHICH, IN THE
                  DISCRETION OF THE ISSUER, MAY INCLUDE AN
                  OPINION OF COUNSEL SATISFACTORY TO THE
                  ISSUER) THAT SUCH PLEDGE, SALE, OFFER,
                  TRANSFER, OR OTHER DISPOSITION WILL NOT
                  VIOLATE APPLICABLE FEDERAL OR STATE LAWS.

                     11% JUNIOR SUBORDINATED NOTE DUE 1999
$40,000,000.00                                                    March 18, 1987

     FOR VALUE RECEIVED, the undersigned, GLI Operating Company, a Delaware corporation ("Maker"), promises to pay to Greyhound Lines, Inc., a California corporation, or its registered assigns ("Payee"), the sum of FORTY MILLION DOLLARS ($40,000,000.00), together with interest on the unpaid principal balance from time to time remaining at the rate of eleven percent (11%) per annum. The principal of and accrued interest on this note shall be due and payable in lawful money of the United States of America, at the office of The Greyhound Corporation, Greyhound Tower, Phoenix, Arizona 85077.

     1. Payments. The interest on this note shall be compounded (but not paid) on each January 15 and July 15 to and including July 15, 1989 (the "Conversion Date"), at which time all such accrued and unpaid interest shall be added to and become principal of this note. From and after the Conversion Date, accrued and unpaid interest on the principal of this note (including principal created pursuant to the immediately preceding sentence) shall be payable on January 15 and July 15 in each year and at the final maturity of this note.

     The principal of this note (including principal created pursuant to the preceding paragraph) shall be payable in four annual installments, each equal to 20% (rounded to the nearest $100) of the principal of this note that is outstanding at the close of business in Phoenix, Arizona, on July 15, 1995, the first such payment to be due on July 15, 1995, and one additional such payment to be due on July 15, 1996, 1997, and 1998. The balance of the principal of this note shall be due and payable on July 15, 1999.

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     Overdue principal and, to the extent permitted by law, interest shall bear interest at the rate of 13% per annum from the due date until paid.

     2. Prepayments. Maker shall be entitled to prepay the unpaid principal balance hereof, from time to time and at any time, in whole or in part, without premium or penalty, but only in increments of $500,000 and only if all interest accrued hereon is paid through the date of such payment. Any prepayment of principal shall be applied to such installment or installments of principal as Maker may select at the time of prepayment.

     3. Events of Default and Remedies. The entire unpaid principal balance of, and all unpaid accrued interest on, this note shall, subject to the provisions of paragraph 12 below, immediately become due and payable at the option of the holders of notes evidencing at least a majority of the aggregate outstanding principal amount notes of this series upon the occurrence of one or more of the following events of default (individually and collectively, hereinafter called a "Default"):

          (i) The failure or refusal of Maker to pay all or any part of the principal or accrued interest on this note as and when the same becomes due and payable in accordance with the terms hereof, and the continuation of such failure or refusal for a period of one hundred eighty (180) days after the due date prior to July 15, 1990, or for a period of thirty (30) days thereafter;

          (ii) The maturity of Senior Debt (as hereinafter defined) having an aggregate principal amount of $5,000,000 or more shall be accelerated by action of the holder or holders thereof, and such acceleration shall not have been rescinded or such Senior Debt paid in full within one hundred and eighty days (180) after the date of such acceleration (provided, however, that if the Senior Debt that has been accelerated includes Senior Debt under (x) the Credit Agreement among Maker, certain of Maker's affiliates listed therein, the Banks listed therein and Irving Trust Company, as Agent, dated as of March 18, 1987, or (y) the 12 1/2% Senior Subordinated Notes due 1997, issued under the Indenture dated as of March 18, 1987 between GLI Merger Company and Connecticut National Bank, as Trustee, then such acceleration shall constitute a Default immediately upon the occurrence thereof);

          (iii) Maker shall (a) voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law (hereinafter defined), or
     (d) be made the subject of any proceeding provided for by any Debtor Relief Law that could suspend or otherwise affect any of the rights of the

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